   As filed with the Securities and Exchange Commission on September 19, 1997
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    --------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                    RPM, INC.
             (Exact Name of Registrant as Specified in its Charter)


             Ohio                                                  34-6550857
(State or Other Jurisdiction of                       (I.R.S. Employer Identification No.)
Incorporation or Organization)



                                 2628 Pearl Road
                                  P.O. Box 777
                               Medina, Ohio 44258
          (Address of Principal Executive Offices, including Zip Code)
                                    --------
                 RPM, INC. 1996 KEY EMPLOYEES STOCK OPTION PLAN
                            (Full Title of the Plan)
                                    --------

     Thomas C. Sullivan                            With a copy to:
                                                   --------------
     Chairman and Chief Executive Officer          William A. Papenbrock, Esq.
     RPM, Inc.                                     Calfee, Halter & Griswold LLP
     2628 Pearl Road                               1400 McDonald Investment Center
     P.O. Box 777                                  800 Superior Avenue
     Medina, Ohio 44258                            Cleveland, Ohio 44114
     (330) 273-5090                                (216) 622-8200
(Name, Address and Telephone Number, including
       Area Code, of Agent for Service)

                                    --------
                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                            Amount        Proposed maximum       Proposed maximum      Amount of
Title of securities                          to be         offering price       aggregate offering   registration
to be registered                          registered        per share (1)            price (1)            fee
------------------------------------------------------------------------------------------------------------------

Common Shares, without par value         3,600,000 (2)         $20.00               $72,000,000         $21,819

------------------------------------------------------------------------------------------------------------------

(1)  Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices of the Common Shares of RPM, Inc. reported on the Nasdaq
     National Market on September 18, 1997.

(2)  The 3,600,000 Common Shares being registered are issuable upon exercise of options to be granted pursuant to the RPM, Inc. 1996 Key Employees Stock Option Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents of RPM, Inc. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997;

          2. The description of the Company's Common Shares, without par value (the "Common Shares"), contained in the Company's Registration Statement on Form 8-A, dated September 28, 1970 (File No. 0-5132), and any amendments and reports filed for the purpose of updating that description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, other than the portions of such documents which by statute, by designation in such documents or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

          Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          William A. Papenbrock, a partner of Calfee, Halter & Griswold LLP, is the Company's Assistant Secretary and a Director of the Company, and as of June 30, 1997 beneficially owned 11,821 Common Shares.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Ohio Revised Code sec.1701.13(E) provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, by reason of the fact that he or she is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity with another corporation or enterprise, against expenses actually incurred by such person in connection with an action if he or she acted in good faith and in a manner not opposed to the best interests of the corporation.

          Article VI of the Company's Amended Code of Regulations provides for the indemnification of Directors and officers against certain liabilities to the maximum extent permitted by Ohio law.

          The Company has purchased a Directors and Officers Liability Insurance Policy, which insures the Directors and officers of the Company against certain liabilities incurred in the performance of their duties.

          As of July 20, 1990, the Registrant entered into Indemnification Agreements with each of its Directors and executive officers providing for additional indemnification protection beyond that provided by the Directors and Officers Liability Insurance Policy. In the Indemnification Agreements, the Company has agreed, subject to certain exceptions, to indemnify and hold harmless the Director or executive officer to the maximum extent then authorized or permitted by the provisions of the Company's Code of Regulations, the Ohio Revised Code, or by any amendment(s) thereto.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS

          See the Exhibit Index at Page E-1 of this Registration Statement.

ITEM 9.   UNDERTAKINGS.

(a)       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set for the in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) or the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 19th day of September, 1997.

                                        RPM, INC.



                                        By: /s/ Thomas C. Sullivan
                                        --------------------------------
                                            Thomas C. Sullivan, Chairman of the
                                                Board of Directors and Chief
                                                Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 19th day of September, 1997.


              Signature                                              Title
              ---------                                              -----


     /s/ Thomas C. Sullivan                          Chairman of the Board of Directors and Chief
------------------------------------------------     Executive Officer (Principal Executive Officer)
Thomas C. Sullivan

     /s/ James A. Karman                             President and Chief Operating Officer and a Director
------------------------------------------------
James A Karman

     /s/ Frank C. Sullivan                           Executive Vice President and Chief Financial Officer
------------------------------------------------     (Principal Financial Officer) and a Director
Frank C. Sullivan

     /s/ Glenn R. Hasman                             Vice President- Administration (Principal
------------------------------------------------     Accounting Officer)
Glenn R. Hasman

     /s/ Max D. Amstutz                              Director
------------------------------------------------
Max D. Amstutz

     /s/ Edward B. Brandon                           Director
------------------------------------------------
Edward B. Brandon


              Signature                                              Title
              ---------                                              -----
     /s/ Lorrie Gustin                               Director
------------------------------------------------
Lorrie Gustin

     /s/ E. Bradley Jones                            Director
------------------------------------------------
E. Bradley Jones

     /s/ Donald K. Miller                            Director
------------------------------------------------
Donald K. Miller

     /s/ John H. Morris, Jr.                         Executive Vice President and a Director
------------------------------------------------
John H. Morris, Jr.

     /s/ Kevin O'Donnell                             Director
------------------------------------------------
Kevin O'Donnell

     /s/ William A. Papenbrock                       Director
------------------------------------------------
William A. Papenbrock

     /s/ Albert B. Ratner                            Director
------------------------------------------------
Albert B. Ratner

                                  EXHIBIT INDEX


     Exhibit Number                                   Exhibit Description
     --------------                                   -------------------


           4.1        Amended Articles of Incorporation of the Company are incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3
                      (Reg. No. 333-19305).

           4.2        Amended Code of Regulations of the Company is incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the period ended May 31, 1996.

           4.3        RPM, Inc. 1996 Key Employees Stock Option Plan is incorporated herein by reference to Exhibit 10.7 of the Company's Annual Report on Form 10-K for the
                      period ended May 31, 1997.

           5.1        Opinion of Calfee, Halter & Griswold LLP as to the validity of the securities being offered.

           23.1       Consent of Ciulla, Smith & Dale, LLP.

           23.2       Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1).


                                      E-1